 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2017

___________________

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

As previously reported, on March 21, 2016, in connection with the restructuring of the ownership and rights of Total Amyris BioSolutions B.V. (“TAB”), the jointly owned entity incorporated on November 29, 2013 to house a fuels joint venture between Amyris, Inc. (the “Company”) and Total Energies Nouvelles Activités USA (formerly known as Total Gas & Power USA, SAS) (“Total”), a commercial partner of the Company and an owner of greater than five percent of the Company’s outstanding common stock, the Company issued to Total a senior convertible note (the “R&D Note”) in the principal amount of $3.7 million. The restructuring of TAB and the issuance of the R&D Note were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 24, 2016, which is incorporated herein by reference.

On February 27, 2017, the Company and Total entered into a first amendment to the R&D Note (the “First Amendment”). Pursuant to the First Amendment, the parties agreed to extend the maturity date of the R&D Note from March 1, 2017 to May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: March 3, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer